Exhibit 99.1

Press Release

Contact:
Jay Bullock
Chief Financial Officer
441.278.3727

ARGO GROUP ANNOUNCES 2011 SECOND QUARTER AND SIX MONTH RESULTS

Positive earnings and growth in book value support international expansion despite continued industry-wide catastrophe events.

HAMILTON, Bermuda (Aug. 4, 2011) – Argo Group International Holdings, Ltd. (NasdaqGS: AGII), an international underwriter of specialty insurance and reinsurance products, today announced financial results for the three and six months ended June 30, 2011.

Highlights for the three months ended June 30, 2011:
●	Total revenue was $336.0 million versus $362.4 million in the second quarter of 2010;
●	Net income was $22.8 million or $0.82 per diluted share, compared to $26.1 million or $0.86 per diluted share for the three months ended June 30, 2010;
●
Net pre-tax operating income, or pre-tax income before net realized investment gains and losses and foreign currency exchange gains and losses, was $4.4 million versus $18.6 million in the second quarter of 2010;

●
Estimated pre-tax losses attributable to second quarter catastrophes net of estimated reinstatement premiums totaled $31.9 million, compared to pre-tax losses of $15.1 million attributable to catastrophes in the second quarter of 2010;

The combined ratio net of catastrophes and prior year reserve development was 97.2 percent versus 100.9 percent from the same period in 2010.  Including catastrophe and prior year loss development, the combined ratio was 108.6 percent versus 102.7 percent for the same period in 2010;

●	Net after-tax operating income per diluted share was $0.14 versus $0.49 per diluted share in the year-ago quarter;
●	Book value per share (BVPS) was $56.65 at June 30, 2011, an increase from $54.76 at June 30, 2010.

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Argo House	T 441 296 5858
110 Pitts Bay Road	F 441 296 6162
Pembroke, Bermuda HM08
www.argolimited.com

Highlights for the six months ended June 30, 2011:
●	Total revenue was $633.2 million compared to $734.7 million for the first half of 2010;
●	The first half of 2011 produced a net loss of $71.7 million or $2.61 per diluted share versus net income of $46.8 million or $1.53 per diluted share for the first six months of 2010;
●
The first half of 2011 produced a pre-tax operating loss, or pre-tax loss before net realized investment gains and losses and foreign currency exchange gains and losses, of $85.9 million or $3.14 per diluted share versus pre-tax operating income of $30.8 million or $1.01 per diluted share in the first six months of 2010;

●
Estimated pre-tax losses attributable to first half 2011 catastrophes net of estimated reinstatement premiums totaled $144.9 million, compared to pre-tax losses of $43.9  million attributable to catastrophes in the first half of 2010;

●
For the first half of 2011 and 2010, the combined ratio net of catastrophes and prior year reserve development was 98.7 percent and 100.2 percent, respectively.  Including catastrophe and prior year loss development, the combined ratio was 126.6 percent versus 103.8 percent for the same period in 2010.

Argo Group’s Chief Executive Officer, Mark E. Watson III, said, “While the last six quarters have presented the industry with a number of challenges in the form of catastrophic events, intense competition and economic uncertainty, I’m pleased with how our company has responded.  While we’ve continued to contract our top line in response to market conditions, we’ve also taken steps to position the company for growth, such as establishing new operations in Brazil and Paris, and launching a specialty division within Syndicate 1200.”

FINANCIAL RESULTS

For the three months ended June 30, 2011, net income was $22.8 million or $0.82 per diluted share.  Net operating income after tax was $3.7 million or $0.14 per diluted share.  These results were impacted by second quarter pre-tax catastrophe losses of $31.9 million net of estimated reinstatement premiums.  By comparison, the second quarter of 2010 produced net income of $26.1 million or $0.86 per diluted share.  The three months ended June 30, 2010, produced net operating income of $14.9 million or $0.49 per diluted share.  Second quarter 2010 results included $15.1 million of pre-tax catastrophe losses net of estimated reinstatement premiums.  The differences between net income and net operating income for the three months ended June 30, 2011, include 1) realized gains of $31.5 million pre-tax associated with the Company’s investment portfolio; and 2) foreign currency exchange losses of $3.4 million pre-tax. (See the complete reconciliation in the attached tables.) Included in the results for the three months ended June 30, 2011 and 2010, are favorable prior year loss development of $1.1 million and $9.3 million, respectively.

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Total revenue in the second quarter of 2011 was $336.0 million versus $362.4 million in the same period in 2010.  Earned premiums for the second quarter of 2011 were $271.3 million compared to $324.5 million for the second quarter of 2010.  Net investment income for the three months ended June 30, 2011 and 2010 was $32.9 million and $33.1 million, respectively.  Net realized gains on sales of investments for the three months ended June 30, 2011 and 2010, respectively, were $31.5 million versus $5.0 million.

The Group combined ratio for the second quarter of 2011 was 108.6 percent versus 102.7 percent for the same period in 2010.  Argo Group’s 2011 second quarter combined ratios for each business segment were as follows: Excess & Surplus Lines at 102.2 percent; Commercial Specialty at 124.6 percent; International Specialty at 103.0 percent; and Syndicate 1200 at 101.5 percent.

For the six months ended June 30, 2011, Argo Group reported a net loss of $71.7 million or $2.61 per diluted share.  The first half of 2011 produced a net operating loss after tax of $73.0 million or $2.66 per diluted share.  These results were impacted by first half 2011 pre-tax catastrophe losses of $144.9 million net of estimated reinstatement premiums. By comparison, the first six months of 2010 produced net income of $46.8 million or $1.53 per diluted common share.  Net operating income after tax for the first half of 2010 was $24.6 million or $0.81 per diluted share.  First half 2010 results included $43.9 million of pre-tax catastrophe losses net of estimated reinstatement premiums.  The differences between net income and net operating income in the first six months of 2011 include the following: 1) realized gains of $33.8 million pre-tax associated with the Company’s investment portfolio; and 2) foreign currency exchange losses of $13.0 million pre-tax. (See the complete reconciliation in the attached tables.) Included in the results for the first half of 2011 is unfavorable prior year loss development of $3.6 million versus favorable prior year loss development of $20.3 million for the first half of 2010.

Total revenue for the six months ended June 30, 2011, was $633.2 million versus $734.7 million in the first six months of 2010.  Earned premiums for the first half of 2011 were $532.7 million compared to $648.0 million in the first half of 2010.  Net investment income for the six months ended June 30, 2011 and 2010, was $66.3 million and $66.9 million, respectively.  Net realized gains on sales of investments were $33.8 million and $19.5 million, respectively, for the six months ended June 30, 2011 and 2010.

The Group combined ratio for the six months ended June 30, 2011 was 126.6 percent versus 103.8 percent for the same period in 2010.  Argo Group’s first half 2011 combined ratios for each business segment were as follows: Excess & Surplus Lines at 101.8 percent; Commercial Specialty at 111.9 percent; International Specialty at 201.4 percent; and Syndicate 1200 at 142.7 percent.

At June 30, 2011, the investment portfolio totaled $4.3 billion with a net pre-tax unrealized gain of approximately $255.5 million.

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SEGMENT RESULTS

Excess & Surplus Lines (E&S) – For the second quarter of 2011, gross written premiums for E&S totaled $131.5 million, resulting in pre-tax operating income of $9.9 million.  This compares to gross written premiums of $144.0 million and pre-tax operating income of $15.5 million in the second quarter of 2010.  The combined ratios for the second quarter periods of 2011 and 2010, respectively, were 102.2 percent and 98.0 percent.  The underwriting results for the second quarters of 2011 and 2010 include favorable prior year loss development of $2.0 million and $6.4 million, respectively.  The loss ratio for E&S was negatively impacted in the second quarter of 2011 by 5.3 percentage points due to $5.6 million of storm losses, net of reinstatement premiums.

For the first six months of 2011, gross written premiums for E&S totaled $239.3 million, resulting in pre-tax operating income of $21.3 million.  This compares to gross written premiums of $270.9 million and pre-tax operating income of $28.2 million in the first half of 2010.  The combined ratios for the first half of 2011 and 2010, respectively, were 101.8 percent and 99.2 percent.  The underwriting results for the six months ended June 30, 2011 include favorable prior year loss development of $2.2 million, compared to favorable prior year loss development of $7.8 million for the same six-month period in 2010.  The E&S segment’s loss ratio for the first half of 2011 was negatively impacted by 2.7 percentage points due to $5.7 million of storm losses, net of reinstatement premiums.  First half 2011 results for E&S also reflect highly competitive market conditions.

Commercial Specialty – For the second quarter of 2011, gross written premiums for Commercial Specialty were $88.2 million, generating a pre-tax operating loss of $12.4 million.  This compares to gross written premiums of $94.0 million and a pre-tax operating loss of $2.1 million for the second quarter of 2010.  The combined ratios for the second quarters of 2011 and 2010, respectively, were 124.6 percent and 109.2 percent.  The underwriting results for the second quarter of 2011 include unfavorable prior year loss development of $2.5 million versus favorable prior year loss development of $2.2 million in the second quarter of 2010.  The loss ratio for Commercial Specialty was negatively impacted in the second quarter of 2011 by 18.2 percentage points due to $14.4 million of storm losses, net of reinstatement premiums.

During the first half of 2011, gross written premiums for Commercial Specialty were $183.2 million, generating a pre-tax operating loss of $6.5 million.  This compares to gross written premiums of $191.9 million and pre-tax operating income of $5.8 million for the first half of 2010.  The combined ratios for the first six months of 2011 and 2010, respectively, were 111.9 percent and 104.2 percent.  The underwriting results for the first six months of 2011 include unfavorable prior year loss development of $0.8 million versus favorable prior year loss development of $3.5 million in the first six months of 2010.  Commercial Specialty’s loss ratio for the first half of 2011 was negatively impacted by 9.0 percentage points due to $14.8 million of storm losses, net of reinstatement premiums.  Commercial Specialty’s results for the 2011 first half also reflect a highly competitive market.

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International Specialty (formerly Reinsurance) – For the 2011 second quarter, gross written premiums for International Specialty were $63.2 million, generating pre-tax operating income of $1.6 million and a combined ratio of 103.0 percent.  This compares to gross written premiums of $70.0 million, generating pre-tax operating income of $7.0 million and a combined ratio of 76.6 percent in the second quarter of 2010.  The underwriting results for the second quarter of 2011 include favorable prior year loss development of $1.8 million, compared to favorable prior year loss development of $6.3 million in the second quarter of 2010.  The loss ratio for International Specialty was negatively impacted in the second quarter of 2011 by 46.9 percentage points due to $10.9 million of catastrophe losses, net of reinstatement premiums.

For the first six months of 2011, gross written premiums for International Specialty were $131.1 million, generating a pre-tax operating loss of $51.3 million and a combined ratio of 201.4 percent.  This compares to gross written premiums of $127.8 million, pre-tax operating income of $14.6 million and a combined ratio of 75.1 percent in the first half of 2010.  The underwriting results for the first six months of 2011 include favorable prior year loss development of $3.8 million, compared to favorable prior year loss development of $11.9 million in the first six months of 2010.  The loss ratio for International Specialty was negatively impacted in the first half of 2011 by 152.1 percentage points due to $78.9 million of catastrophe losses, net of reinstatement premiums.

Syndicate 1200 (formerly International Specialty) – For the three months ended June 30, 2011, Syndicate 1200 reported gross written premiums of $123.8 million, pre-tax operating income of $3.3 million and a combined ratio of 101.5 percent.  This compares to gross written premiums of $127.5 million, generating a pre-tax operating loss of $2.2 million and a combined ratio of 105.3 percent in the second quarter of 2010.  Underwriting results for the second quarter of 2011 include unfavorable prior year loss development of $5.5 million, compared to unfavorable prior year loss development of $5.4 million for the second quarter of 2010. Syndicate 1200’s loss ratio for the second quarter of 2011 was negatively impacted by 2.6 percentage points due to $1.0 million of catastrophe losses, net of reinstatement premiums.

During the first half of 2011, gross written premiums for Syndicate 1200 were $200.5 million, generating a pre-tax operating loss of $43.3 million and a combined ratio of 142.7 percent.  This compares to gross written premiums of $249.8 million, a pre-tax operating loss of $12.9 million and a combined ratio of 110.5 percent for the first half of 2010.  The decline in gross written premiums in the first half of 2011 versus the first half of 2010 was due to a planned reduction in certain property classes as well as the impact of increased competition in property direct and facultative and certain casualty classes.  The underwriting results for the first six months of 2011 include unfavorable prior year loss development of $11.6 million versus unfavorable prior year loss development of $3.5 million in the first six months of 2010.  Syndicate 1200’s loss ratio for the first half of 2011 was negatively impacted by 36.8 percentage points due to $45.6 million of catastrophe losses, net of reinstatement premiums.

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Run-off Segment – Argo Group’s Run-off segment includes financial results for (a) asbestos and environmental liabilities; (b) the former Risk Management segment; and (c) all legacy operations for PXRE Group.  For the quarter ended June 30, 2011, the Run-off segment produced pre-tax operating income of $6.6 million versus $3.5 million for the second quarter of 2010.  Run-off results for the second quarter of 2011 include favorable prior year loss development of $5.3 million compared to unfavorable prior year loss development of $0.2 million in the second quarter of 2010.

For the six months ended June 30, 2011, the Run-off segment produced pre-tax operating income of $3.8 million versus $3.9 million for the first half of 2010.  Run-off results for the six months ended June 30, 2011, include favorable prior year loss development of $2.8 million, compared to favorable prior year loss development of $0.6 million in the first half of 2010.

CONFERENCE CALL

Argo Group will conduct an investor conference call starting at 10:30 a.m. EDT (11:30 a.m. ADT) tomorrow, August 5, 2011.  A live webcast of the conference call can be accessed by visiting Argo Group’s Investor Relations Website at www.argolimited.com and clicking on Investors, then Events & Webcasts.  Participants inside the U.S. and Canada can also access the call by phone by dialing (888) 680-0894 (pass code 84514491).  Callers dialing from outside the U.S. and Canada can access the call by dialing (617) 213-4860 (pass code: 84514491).

Argo Group is offering call participants a pre-registration option that expedites access to the call and minimizes hold times.  Those who would like to take advantage of pre-registration can do so by accessing the following Website:
https://www.theconferencingservice.com/prereg/key.process?key=PDHD8B4QX.

Shortly after the conclusion of the conference call, a webcast replay will be made available through Sept. 30, 2011, by visiting www.argolimited.com and clicking on the following links: Investors, then Events & Webcasts.  In addition, a telephone replay of the call will be available through Aug. 12, 2011, to callers dialing from inside the U.S. and Canada by dialing (888) 286-8010 (pass code 36992830).  Callers dialing from outside the U.S. and Canada can access the call replay by dialing (617) 801-6888 (pass code 36992830).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NasdaqGS: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market.  Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, International Specialty and Syndicate 1200.  Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) (third highest rating out of 16 rating classifications) with a stable outlook, and Argo's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong) with a stable outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

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(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	June 30,	December 31,
	2011	2010
	(unaudited)
Assets
Total investments	$4,298.9	$4,215.4
Cash and cash equivalents	49.0	83.5
Accrued investment income	32.7	33.5
Receivables	1,433.6	1,505.7
Goodwill and intangible assets	247.1	249.1
Deferred acquisition costs	135.4	139.7
Ceded unearned premiums	195.9	164.0
Other assets	121.1	97.6
Total assets	$6,513.7	$6,488.5

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,356.1	$3,152.2
Unearned premiums	664.7	654.1
Ceded reinsurance payable	397.3	524.3
Debt	68.2	65.0
Junior subordinated debentures	311.5	311.5
Other liabilities	167.3	155.3
Total liabilities	4,965.1	4,862.4

Total shareholders' equity	1,548.6	1,626.1
Total liabilities and shareholders' equity	$6,513.7	$6,488.5

Book value per common share	$56.65	$58.41

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
		(unaudited)		(unaudited)

Gross Written Premiums	$406.7	$435.3	$754.5	$839.8
Net Written Premiums	267.0	312.4	511.4	600.5

Earned Premiums	271.3	324.5	532.7	648.0
Net Investment Income	32.9	33.1	66.3	66.9
Realized Investment Gains, net	31.5	5.0	33.8	19.5
Fee Income (Expense), net	0.3	(0.2)	0.4	0.3
Total Revenue	336.0	362.4	633.2	734.7

Losses and Loss Adjustment Expenses	191.0	215.9	464.8	428.0
Underwriting, Acquisition and Insurance Expenses	103.6	117.4	209.6	244.9
Interest Expense	5.5	5.5	10.9	11.5
Foreign Currency Exchange Loss (Gain)	3.4	(8.5)	13.0	(15.3)
Total Expenses	303.5	330.3	698.3	669.1

Income (Loss) Before Taxes	32.5	32.1	(65.1)	65.6
Income Tax Provision	9.7	6.0	6.6	18.8
Net Income (Loss)	$22.8	$26.1	$(71.7)	$46.8

Net Income (Loss) per Common Share (Basic)	$0.83	$0.87	$(2.61)	$1.55

Net Income (Loss) per Common Share (Diluted)	$0.82	$0.86	$(2.61)	$1.53

Weighted Average Common Shares:
Basic	27.3	29.9	27.4	30.2
Diluted	27.7	30.3	27.4	30.6

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Excess & Surplus Lines
Gross Written Premiums	$131.5	$144.0	$239.3	$270.9
Net Written Premiums	109.5	119.6	196.2	228.3
Earned Premiums	101.7	124.6	206.2	253.8

Underwriting (Loss) Income	$(2.3)	$2.4	$(3.9)	$2.2
Net Investment Income	14.3	14.6	29.2	29.3
Interest Expense	(2.1)	(1.5)	(4.0)	(3.3)
Operating Income Before Taxes	$9.9	$15.5	$21.3	$28.2
Loss Ratio	69.6	64.4	67.8	64.9
Expense Ratio	32.6	33.6	34.0	34.3
GAAP Combined Ratio	102.2%	98.0%	101.8%	99.2%
Commercial Specialty
Gross Written Premiums	$88.2	$94.0	$183.2	$191.9
Net Written Premiums	58.3	67.0	128.1	133.5
Earned Premiums	73.8	88.0	150.8	172.6

Underwriting Loss	$(18.1)	$(8.1)	$(18.0)	$(7.3)
Net Investment Income	7.1	7.1	14.4	14.9
Interest Expense	(1.2)	(1.0)	(2.4)	(2.1)
Other (Expense) Income	(0.2)	(0.1)	(0.5)	0.3
Operating (Loss) Income Before Taxes	$(12.4)	$(2.1)	$(6.5)	$5.8

Loss Ratio	88.9	78.3	75.7	72.4
Expense Ratio	35.7	30.9	36.2	31.8
GAAP Combined Ratio	124.6%	109.2%	111.9%	104.2%
International Specialty
Gross Written Premiums	$63.2	$70.0	$131.1	$127.8
Net Written Premiums	33.0	42.6	73.7	78.8
Earned Premiums	25.6	25.2	54.8	49.9

Underwriting Income (Loss)	$(0.8)	$5.9	$(55.6)	$12.4
Net Investment Income	3.2	1.9	5.9	4.0
Interest Expense	(0.8)	(0.8)	(1.6)	(1.8)
Operating Income (Loss) Before Taxes	$1.6	$7.0	$(51.3)	$14.6

Loss Ratio	71.0	45.6	175.0	43.4
Expense Ratio	32.0	31.0	26.4	31.7
GAAP Combined Ratio	103.0%	76.6%	201.4%	75.1%
Syndicate 1200
Gross Written Premiums	$123.8	$127.5	$200.5	$249.8
Net Written Premiums	82.6	83.3	129.3	160.5
Earned Premiums	70.5	86.6	120.9	171.5

Underwriting Loss	$(1.1)	$(4.6)	$(51.6)	$(18.0)
Net Investment Income	4.8	3.3	9.0	6.7
Interest Expense	(0.9)	(0.8)	(1.6)	(1.6)
Other Income (Expense)	0.5	(0.1)	0.9	-
Operating Income (Loss) Before Taxes	$3.3	$(2.2)	$(43.3)	$(12.9)

Loss Ratio	59.2	63.5	97.3	68.5
Expense Ratio	42.3	41.8	45.4	42.0
GAAP Combined Ratio	101.5%	105.3%	142.7%	110.5%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME (LOSS) TO NET INCOME (LOSS)
(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)

Net Income (Loss) Before Taxes:
From Operations	$4.4	$18.6	$(85.9)	$30.8
Foreign Currency Exchange (Loss) Gain	(3.4)	8.5	(13.0)	15.3
Realized Investment Gains, net	31.5	5.0	33.8	19.5
Income (Loss) Before Taxes	32.5	32.1	(65.1)	65.6
Income Tax Provision	9.7	6.0	6.6	18.8
Net Income (Loss)	$22.8	$26.1	$(71.7)	$46.8

Net Income (Loss) per Common Share (Diluted)	$0.82	$0.86	$(2.61)	$1.53

Operating Income (Loss) per Common Share (Diluted)
At Assumed Tax Rate:
Income (Loss) (a)	1.00	0.85	(2.02)	1.72
Foreign Currency Exchange Loss (Gain) (a)	0.10	(0.23)	0.40	(0.40)
Realized Investment Gains, net (a)	(0.96)	(0.13)	(1.04)	(0.51)

Operating Income (Loss) per Common Share (Diluted)	0.14	0.49	(2.66)	0.81

(a) Per diluted share at assumed tax rate of 15% in 2011 and 20% in 2010. Tax rate adjusted in 2011 to reflect the distribution of results.

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